Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Apr 28, 2011 / 07:00PM GMT

Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

CORPORATE PARTICIPANTS

Randy Henry

Duke Realty Corporation - Asst. VP - IR

Denny Oklak

Duke Realty Corporation - Chairman and CEO

Christie Kelly

Duke Realty Corporation - CFO, EVP

CONFERENCE CALL PARTICIPANTS

Sloan Bohlen

Goldman Sachs - Analyst

Steven Frankel

Green Street Advisors - Analyst

Josh Attie

Citigroup - Analyst

Brendan Maiorana

Wells Fargo Securities - Analyst

Jamie Feldman

BofA Merrill Lynch - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Duke Realty quarterly earnings conference call. At this time, all participants are in listen-only mode and later we will conduct a question and answer session, with instructions being given at that time. (Operator Instructions) As a reminder, today’s conference is being recorded. I would now like to turn the conference over to your host, Mr. Randy Henry, Assistant Vice President, Investor Relations. Please go ahead, sir.

Randy Henry - Duke Realty Corporation - Asst. VP - IR

Thank you, Keely. Good afternoon, everyone, and welcome to our first quarter earnings call. Joining me today are Denny Oklak, Chairman and Chief Executive Officer; Christie Kelly, Executive Vice President and Chief Financial Officer; and Mark Denien, Chief Accounting Officer. Before we make our prepared remarks, let me again remind you that the statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. For more information about those risk factors, we would refer you to our December 31, 2010 10-K that we have on file with the SEC. And now, for our prepared statement, I’ll turn it over to Denny Oklak.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thank you, Randy. Good afternoon, everyone, and welcome to Duke Realty’s first quarter earnings call. Today, I will address our view on the state of business and some of the drivers affecting real estate demand. I’ll also highlight some of our key accomplishments during the quarter in both our asset and operation strategies. Christie will address our first quarter financial performance and progress on our capital strategy.

The first quarter was solid from an operations perspective and in the execution on our asset repositioning strategy. The end of 2010 provided significant momentum for us with the announcement of both the acquisition of the premier portfolio in South Florida and the transaction with CBRE Realty Trust. I’m pleased to announce that both transactions are now fully complete.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

The first quarter of 2011 started somewhat slow, with continuing concerns over the pace of the economic recovery and whether any near-term meaningful traction can be sustained. A combination of the political events taking place in the Middle Eastern countries and concerns over weak growth estimates for the US and other key countries also affected leasing activity. Another key factor during the first two months of the quarter was severe winter weather conditions we experienced in many of our markets. At various times during the quarter, our Dallas, Atlanta, St. Louis, Indianapolis, and Columbus offices were closed because of inclement weather. We know now that the combination of all these factors led to a slowdown in growth in GDP to 1.8% in the first quarter. We certainly could feel this slowdown. The good news is that we’re now beginning to see somewhat of a pickup in activity as companies review their business forecast and their planned for potential space needs.

We said in January that our outlook remained somewhat conservative on the industrial sector. We are seeing more visits to view available space. The timing of these users making a commitment to lease additional space is still unclear, but at least it’s encouraging to see people back in the market. As I also noted on our fourth quarter call, we are aware of a few potential significant terminations in our industrial portfolio during the first part of 2011. I’m pleased to report that we were able to execute a renewal for 800,000 square feet expiration we mentioned in Savannah. That was one of the key vacancies that we needed to address in 2011. We still have some challenges ahead, but we’re off to a good start, nonetheless.

The office leasing environment remains slow, but there are pockets of solid activity. We signed a 121,000 square-foot lease with Alcatel-Lucent over in Columbus, Ohio. We’re also pleased to report that our 3630 Peachtree project in Buckhead is now 44% leased with solid momentum and a backlog of prospects to push that occupancy even higher.

On the medical office front, leasing activity and development opportunities are picking up. In March, we placed into service the Baylor Cancer Center in Dallas. The building is spectacular and is 95% leased to Baylor and US Oncology.

The overall occupancy in our portfolio was 88.9% at March 31, down slightly from 89.1% at year end 2010. This is a little better than we expected because of some key renewals and some continued short-term leases. We signed over 5.3 million square feet of leases during the quarter, which is a very solid number.

Our industrial portfolio maintained occupancy at 90.2% at the end of the quarter. In addition to the two-year renewal we signed in Savannah, other key industrial transactions included a 646,000 square foot lease extension at our Hebron Building 1 in Cincinnati and three renewal and extension leases totaling nearly 370,000 square feet in our Freeport buildings in Dallas.

Our office portfolio maintained occupancy at 85.6% as of the end of the first quarter, which was basically flat with yearend. And as I mentioned, there are pockets of activity, but the leasing environment is still slow. One positive note is that we’re beginning to see some of our customers looking to hire again, which we believe is a good sign.

Consistent with our expectations, same-property NOI for the three and 12 months ended March 31st, was flat and positive 0.9% respectively. I would like to point out that our guidance for 2011 is a negative 3% to a positive 1% range in same-property NOI growth. Our results through the first quarter are in line with our expectations given the known terminations and continued anticipated rent roll downs.

During the quarter, we renewed 70% of our leases in line with our historical average. We did experience a negative 4.9% roll down in net effective rents in these renewals. This is in line with where we ended up in 2010 on all our renewals. The negative 6.88% on industrials renewals was driven by a couple of larger transactions that we completed when we gained more lease term, but had to give some ground on rents for quality tenants. Our lease expirations for the rest of 2011 are very manageable, given our historic renewal percentage and execution by our teams in each market. We do expect rent spreads to be in this general range for the rest of this year.

Our current development pipeline reflects our commitment to preleased medical office and industrial assets. As of March 31, our wholly -owned development pipeline consisted of six medical office assets totaling 347,000 square feet and two industrial buildings totaling 1.6 million square feet. The aggregate occupancy of the pipeline is 88%. Our joint venture development pipeline is comprised of a previously announced 406,000 square foot, 100% leased industrial building expansion in Indianapolis. We are having more discussions with customers about build-to-suit projects on both the industrial and office side. It’s still too early to tell if any of these projects will get started this year, but we are more optimistic about potential development starts.

The only acquisition activity we completed in the first quarter was the closing on the additional assets in the premier portfolio. And as of today, as I mentioned, we have closed on all of the properties. We have personnel in place to manage and operate the portfolio and are seeing good leasing activity. We continue to review and pursue other acquisition opportunities to advance our asset repositioning strategy. We’re focused on industrial and medical office deals that complement our current portfolio. Pricing in some of the deals that we have pursued has been very

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

aggressive, as cap rates for high quality assets in major markets continue to compress. We will continue to be patient on making acquisition decisions that make sense for our portfolio.

We had a very strong quarter on the dispositions front. We generated over $456 million of proceeds from asset sales, nearly of which were Midwest office assets. As I mentioned earlier, we closed on the sale of the remaining 13 suburban office buildings for our joint venture with CBRE Realty Trust, which generated proceeds of $274 million to us. In conjunction with the sale, the joint venture closed on a $275 million bridge loan. The venture is currently working to refinance the bridge loan with a long-term secured loan on assets in its portfolio. We’ve had a lot of interest from lenders in the secured financing at very favorable terms.

We also disposed of a portfolio consisting of two CBD buildings in Cincinnati, Ohio and three suburban office assets located in Nashville. The portfolio was over 988,000 square feet and was 86% leased. We were pleased to see bank financing for this portfolio. This was the first time we saw true bank financing for this kind of a transaction in over three years.

And finally, we sold two other office buildings in Cincinnati, totaling nearly 410,000 square feet. The assets were 100% leased to a single tenant and were originally developed in our held -for -sale portfolio.

I’m also pleased to report that our investment concentration is at 45% industrial, 46% office, 6% medical, and 3% retail as of the end of the first quarter.

So with that, I’ll turn it over to Christie.

Christie Kelly - Duke Realty Corporation - CFO, EVP

Thanks, Denny. Good afternoon, everyone. As Denny mentioned, I would like to provide an update on our first quarter financial performance and progress on our capital strategy. I’m pleased to report that our first quarter 2011 core FFO was $0.28 per share. The results were in line with our expectations and the consensus estimates for the quarter. Our core earnings from rental operations remains stable, even as we continue to reposition our asset mix. Our service operations continue to have strong results from the progress on the BRAC project in Washington, DC, which is moving to completion later this year. We also have a strong backlog of projects for the service operations business.

On the capital transaction side, the timing of the closing of the CBRE Realty Trust transaction combined with the other asset dispositions resulted in a cash balance of $167 million as of March 31, 2011, and I am pleased to say a zero balance on our unsecured line of credit. As Denny mentioned, we’re looking at acquisition and development opportunities that make sense in order to reinvest the cash balance.

We made good progress during the quarter on some of our key capital strategy metrics. Specifically, our fixed charge coverage ratio improved to 1.81 times from 1.79 times at year-end 2010. Net debt to EBITDA improved to 6.66 times from 7.31 times at yearend, and debt to gross assets remained at 46%.

We retired $42.5 million of unsecured bonds in March with available cash. Our maturities for the remainder of 2011 totaled just over $355 million. Our capital strategy calls for retirement through use of cash proceeds from asset sales or refinancing with unsecured bonds when the timing and pricing makes sense.

We’re pleased with our progress to date on our capital strategy and are focused on achieving our goals. We will continue to address our capital plans in coordination with our asset and operating strategies.

With that, I’ll turn it back over to Denny.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Christie. We’re pleased with the start to 2011 and we’re optimistic about the remainder of the year. We’re executing on our operations strategy through leasing in our portfolio and pursuit of development opportunities primarily in medical office and industrial build-to-suit projects. Our current development pipeline is well leased, comprised of high quality projects that fit into our long-term asset plan. The acquisition and disposition activity in the first quarter of 2011 continued our progress on the ultimate repositioning of our portfolio to 60% bulk industrial, 25% suburban office, and 15% medical office.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

Our balance sheet is strong and our long-term focus is to continue to improve key coverage metrics through lease-up of our vacant space. This process will take some time but we’re well positioned heading into the rest of 2011.

Finally, with the solid start to the year, we have reaffirmed our core FFO guidance of $1.06 to $1.18 per share for 2011. Thank you, again, for joining us today, and now we’ll open it up for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Our first question will come from the line of Sloan Bohlen of Goldman Sachs. Please go ahead.

Sloan Bohlen - Goldman Sachs - Analyst

Hi. Good afternoon, guys. First, Denny, just a question – you touched on it a little bit but just pricing for suburban office — as you guys are looking to sell more. And then within that question, maybe just your thoughts on the pace at which you can sell. A competitor of yours had talked about the opportunity to sell more into this market, given the pricing looks pretty good for that.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, sure, Sloan. The pricing is, as you can imagine, a little bit all over the board on suburban office, depending on the age, the location, the market, but we were in sort of the 8.8% cap rates, what we call the stabilized cap rate range for what we reported for this quarter. And I would point out that there was some — a little bit higher cap rate on some of those assets, the ones in particular that were part of that Nashville portfolio that were located in not the best office submarket in Nashville, and — probably 25 years old. But I think for the good quality assets, again, we’re seeing cap rates in probably the 7.75 to 8.25 range today. And I think we are pleased with what we perceive the state of the market is for being able to do dispositions. As I mentioned on the remarks, we’re very pleased that we did see a major bank come in and provide just a loan for a real estate acquisition project. We just really hadn’t seen that from the banking industry for quite a long time. And again, the terms on that were 50% to 55% loan-to-value, which is still a little bit on the low side, but at least the money’s becoming available. So we’re going to continue on the repositioning strategy and actively market — continue to actively market a number of our office properties.

Sloan Bohlen - Goldman Sachs - Analyst

Okay. And then but just with regard to the pace, is it as much how much you can get done, as fast as you can get done, or do you think about where you put those proceeds in terms of acquisition opportunities and the dividend as part of that consideration too?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

We do think about that, but I would say that we are finding a fair number of acquisition opportunities, so we’re not really slowing down or trying to limit the dispositions at this point in time.

Sloan Bohlen - Goldman Sachs - Analyst

And then just one last question, if I may. On your same-store guidance for the year, you know, looks like things are trending to the higher end. You talked about lease expirations being fairly manageable for the rest of the year. Can you maybe just talk about what would be the types of things, if anything that would kind of move you toward the lower end of that range?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

Well, again, I think it’s really just the pace of the overall economy that is going to drive it about as much as anything else. You know, to get improvement in that number, so it would be towards the more optimistic range, our occupancy has to be a little bit more towards the higher end of our range for the year that we gave you. I think even if the volume of activity picks up, that’s going to be good for occupancy, but I don’t think it’s going to have an impact on rents. I still think this year, even if activity is toward the higher end, the rents — there’s still going to be some pressure on rents. And like we said, it’s probably in that negative 5%, give or take range on the rent spreads today, and will be for the rest of the year.

Sloan Bohlen - Goldman Sachs - Analyst

Okay. Thank you guys.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Sloan.

Operator

Thank you. And next we’ll go to the line of Stephen Frankel at Greenstreet advisors. Please go ahead.

Steven Frankel - Green Street Advisors - Analyst

Thank you. Just a couple of questions. Denny, as you mentioned earlier, the CBRT JV is starting to look at secure debt packages. You mentioned that you started to see better packages than before but can you be more specific about what that means? How have spreads moved over the last six months or so and what kind of LTV are you targeting for that venture?

Christie Kelly - Duke Realty Corporation - CFO, EVP

Steven, I’ll jump in there. In terms of the LTV, we’re looking at 50% to 60% LTV on the venture and, specifically as it relates to the permanent debt proposals and/or LOI’s that have in hand, very attractive, very aggressive pricing in terms of rates. We’re talking about 4 to mid 5.

Steven Frankel - Green Street Advisors - Analyst

Is that with like a five year term or 10 year term?

Christie Kelly - Duke Realty Corporation - CFO, EVP

We’re looking at 10 year term.

Steven Frankel - Green Street Advisors - Analyst

And is that from a life companies, banks, mixture of that?

Christie Kelly - Duke Realty Corporation - CFO, EVP

Primarily life companies.

Steven Frankel - Green Street Advisors - Analyst

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

Okay. And then, when you guys are looking at allocating capital between acquisitions and development, what kind of an unlevered IRR hurdle are you viewing both of those activities through?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, you know, there’s — it sort of depends today, because as part of this repositioning, we’re selling assets at what we believe is good long-term pricing and then we’re just focused on buying assets at good long-term pricing, too, and just improving — moving towards our desired asset mix and just improving the overall quality of the portfolio. So we’re focused, I would tell you, more on that than we are on exclusively on cap rates today, and particularly again on the acquisition side. But you can see where things are shaking out on some of the acquisitions that we’ve done, and depending on where we are, they’re probably in the 7, really in the 7% to 8% range. On new development, we are always looking at higher yields than on acquisitions, and that difference, again, as it usually is in most parts of the cycle, is today probably about 150 basis points higher yield on the development than we can find on similar kinds of acquisitions today. So in the development of we’re really looking at, for the most part, 8.5 to 9.5 kind of initial yields with some growth built into that for some longer-term leases.

Steven Frankel - Green Street Advisors - Analyst

Okay, and then finally, perception of how suburban office recovery is faring mid-cycle versus the early 2000s. Are we — is it taking longer because it’s the job (inaudible), or are things starting to catch up more now?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No, I think it’s definitely taking longer, Steve. It’s — this one is pretty slow and pretty stubborn. And it is — I really do believe being driven by that unemployment rate. If you look at where we are today, in the last 18 months, we really haven’t made a lot of progress on this unemployment rate. It appears now that it’s finally starting to tick down and — but I don’t really see the office business picking up until we start seeing 50 basis point improvements in that over a couple month period. Then I think we can start seeing some office activity. But this has been one of the lowest we’ve — slowest recoveries we’ve seen in a long time.

Steven Frankel - Green Street Advisors - Analyst

Great, thank you.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Steven.

Operator

Thank you. And we’ll go next to the line of Michael Bilerman at Citi. Please go ahead.

Josh Attie - Citigroup - Analyst

Hey, thanks. It’s Josh Attie with Michael. Can you talk more about the acquisition and the disposition pipelines and specifically the timing. Last December, you were able to nicely time a sale and a buy and, as you look forward and you think about what you want to sell and what you want to require, how important is it to you - for you to be able to time those deals in a way that’s capital efficient?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, Josh, we’re very focused on that timing and trying to match those up. But, again, that isn’t the key driver of our strategy, because we were very fortunate and through a lot of luck and hard work, we were able to match up several larger transactions last year. We know that’s not always going to be the case, but if an acquisition comes along that we think makes long-term sense and the disposition pipeline isn’t there, we will still

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

make the acquisition and fund it accordingly. Vice versa, if we see an opportunity to do the right kind of disposition that makes long-term sense, but don’t have immediate use of the proceeds, we will certainly consider that and likely do that. But just — then just looking at the pipeline, it’s just so hard to tell, because I would tell you, basically those three major transactions that we did last year, they are sitting there a year ago in April. The only one we really had any discussions going on was the Dugan transaction, which, as you know, closed then right at the beginning of the third quarter. So they come up and they move pretty quickly when you see them. So I think overall, I would say there’s a pretty good pipeline of deals being — deals out there, deals being marketed, and so I’m pretty optimistic about the progress we can make this year, but it’s just so hard to say and until you find one of the big ones and then those things can close in 90 to 120 days.

Josh Attie - Citigroup - Analyst

Year-to-date, do you feel like there’s been more activity in your pipeline on the buy side or on the sell side?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I would say on the buy side so far this year. But I think that could turn, too.

Josh Attie - Citigroup - Analyst

And when you think about growing the medical office part of the portfolio, do you think that that will come from development or acquisitions or a mixture?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I think it could be a mixture, but to date it’s really primarily come from the new development. We’ve only done — I mean, basically one medical office acquisition. That was a deal we closed late last year in Charlotte, which was an excellent asset and it basically gave us a relationship with the Carolinas healthcare system. And almost everything else that we have in that portfolio today is new development. You know, we continue to look at some acquisition opportunities there. I think that they may come up. Most of those are going to come, I still think, through our relationships with the hospital systems. So when they want to sell some of their buildings to raise capital for other uses within their business, they’re going to come to one of their trusted advisors and owners and that will be us. So that’s where I think most of those will come from. But we’re monitoring the market pretty closely, so we kind of know what’s going on there.

Josh Attie - Citigroup - Analyst

And then just last question, you mention in your prepared remarks you were getting interest in development on the suburban office side. I guess how serious are those conversations and what are, what are the economics that would justify developing suburban office?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, again, these are build-to-suit opportunities. So that’s really what’s driving it. And the build-to-suit on the suburban office side is usually a need by a customer for a specific building. And I’m not talking about anything extraordinary, but a building to meet their specific needs or a building in a specific location that they want to be in. So many times it’s on our land parcels where we can develop another building in a park. A lot of times, some of the people we’re talking to are in existing tenants that need a new building for expansion purposes. This isn’t real widespread, Josh, but we haven’t had a discussion on an office build-to-suit for, I’m not sure I can remember when. It’s been a while, other than something that was funded by the federal government. But for private companies, we really haven’t seen any for quite a while and there are a couple discussions going on around our system today.

Josh Attie - Citigroup - Analyst

Okay, thanks a lot.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Josh.

Operator

Thank you. And next we’ll go to the line of Brendan Maiorana at Wells Fargo. Please go ahead.

Brendan Maiorana - Wells Fargo Securities - Analyst

Thanks. Good afternoon. Denny, you mentioned that you — you’re seeing a lot of acquisition opportunities and you mentioned if you don’t have the sales proceeds kind of match up that you would fund those accordingly, which I guess I’m just interested in maybe what that means and, given that you’ve had a nice performance in your stock, would you consider looking at an equity issuance to grow the portfolio a little bit more constructively now versus I think the beginning part of the year, where it seemed like you were pretty reluctant to do that?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I think our philosophy hasn’t changed here, Brendan. We’ve — what we’ve been saying really for the last probably 18 months at least, I can’t think back further than that right now, so for the last 18 months, we’ve been very consistent on that in saying that we would — we’re not — we don’t really need the equity. We’re in good shape with everything on our balance sheet and we would consider issuing equity in connection with a major transaction if it came up. And I think that’s still our philosophy today. Fortunately — I mean if you look back over the last 12 months, we did do some equity when we did the Dugan transaction because we didn’t have all the dispositions lined up at the time. Then, as was pointed out, we were very fortunate and if the timing worked out great between the CBRE Realty Trust deal and the premier deal, so we did not need to do equity and didn’t consider doing equity for the premier transaction. You know, we’re really in excellent shape today. As Christie mentioned, we have $167 million of cash as of the end of the quarter to fund additional acquisitions, no balance on the line. So, we’re just going to continue to go down that path.

Brendan Maiorana - Wells Fargo Securities - Analyst

Given that you’ve got kind of all of that near-term liquidity or call it bridge liquidity or whatever, would you feel comfortable if you didn’t have the dispositions lined up, taking a big acquisition on the balance sheet for the time being with some of that bridge financing and then just paying it off later when you get a couple of deals disposition fund?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

You know, I think this is certainly something we’d look at, but we’d have to be pretty comfortable that there was some disposition proceeds coming not too far behind it.

Christie Kelly - Duke Realty Corporation - CFO, EVP

And Brendan, I’ll just jump in there. Again, we’ve got almost 175 — $170 million cash in bank and to that point, we’ve been running our line really just with what I’ll call, just for timing purposes, we’ve gone up on our line a bit. Denny and I have been very specific about not using that line as a permanent source, quote unquote, of financing. And to that point, have no intention of doing that in the future. So, even as we close the quarter, we had a little bit up on our line and effectively with the dispositions brought that down and now have a lot of cash in bank.

Brendan Maiorana - Wells Fargo Securities - Analyst

Sure. Thanks. And then just switching a little bit to the development outlook, you’ve had some of your peers on the industrial side that I think are looking a little bit more opportunistically at perhaps starting some projects back in some of the better markets. I think you guys have been kind of reluctant to do that thus far in the cycle. But — and I know that when we talked about this back at your investor day a couple of months ago, I

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

don’t think that was where your minds were at. But has any of that changed in the past couple of months and could you envision doing back projects this year?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Sitting here today, not really, Brendan. I think when we look at virtually all of our markets, there’s still a fair amount of supply. It’s a lot less than it was 18, 15 months ago, 12 months ago, but there’s still a fair amount of supply out there. We — the only place we started a partially preleased building in Houston last year that was about 45% leased when we started, it’s now 75% leased and construction is going to finish up in the next 30 days or so. So we were pleased and there’s good activity. But when you look around the markets, I just don’t really see a need for spec projects out there today. So I just don’t see it for the remainder of this year.

Brendan Maiorana - Wells Fargo Securities - Analyst

Sure, okay. That’s helpful. And then just last for me, Christie, it looked like the straight line rent jumped up fairly significantly just from fourth quarter to first quarter. Is there anything that was particularly driving that number up and what might we expect for kind of the balance of the year?

Christie Kelly - Duke Realty Corporation - CFO, EVP

There was really nothing of note, Brendan, whatsoever. I mean, to the extent that there was maybe some timing on some larger deals that we did with a little free rent, that’s about it. But there’s nothing out of the ordinary projected for the year and nothing that I can make note of for the quarter.

Brendan Maiorana - Wells Fargo Securities - Analyst

Great, okay. Thank you.

Christie Kelly - Duke Realty Corporation - CFO, EVP

You bet.

Operator

Thank you. And next we’ll go to the line of Jamie Feldman at Bank of America. Please go ahead.

Jamie Feldman - BofA Merrill Lynch - Analyst

Thank you, and good afternoon. Conversations with some of the brokers I’ve been having lately suggests that they’re not seeing a big backlog of leasing activity, particularly in the bulk portfolio. Some of it I think dove tails with what you were saying about earlier in the quarter. I guess I’m just trying to figure out, what are you guys seeing in terms of kind of the backlog of potential leases and are things kind of slowing down or picking up?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I think as I said, Jamie, we got off to a slow start I think for a lot of reasons this year, but the weather certainly was a big one. And we — after that, I think we had some pretty good activity sort of early March.

Christie Kelly - Duke Realty Corporation - CFO, EVP

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

I would agree with that.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

It picked up. And now I would say it’s kind of steady. There’s some deals out there, but I wouldn’t say we have like a huge backlog. You know that — if you looked at our — just our industrial occupancy, it’s really held pretty steady over the last year. You know, we had a big — a pretty big movement from late ‘09 to early 2010 and I’m talking late third quarter to, say, mid to late first quarter a year ago. And we’ve held pretty steady at just over 90% since that time. There’s nothing out there that I’m seeing that’s telling me that all of a sudden we’re going to bump that back up to 92% or 93% in the next couple quarters. I think where the market is today, people are — there’s deals out there, but there’s also deals with tenants expiring. There’s still some downsizing going on in a few cases. So I would anticipate that occupancy to hold fairly steady at least for the next six months. I think getting into late third quarter and maybe early fourth quarter we’ll have to see where the economy is and what, again, particularly the retailers, are thinking about the holidays and we might see some movement there. But between now and then, I just don’t see a lot.

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay, thank you. And then what are you seeing in terms of within your — what you call bulk distribution between like more flex type office, kind of smaller tenant users, versus big-box?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, you got to remember, we really don’t have any flex. I mean, if you look at it, we’ve got over 100 million square feet of industrial and we’ve only got about 3 million square feet of flex. And that’s going away. We got some of that — we have a lot less than that. We’ve got some of that in the Dugan acquisition and that will probably start going away and be even lower. So, I don’t really have any comment on the flex business because we’re just not in it. But on the — just on the bulk business, what I would say is — generally speaking, we’re still seeing the bigger deals, and I’m talking what I would define as a bigger deal today as above 200,000 square feet. I think we’re seeing more of those kind of deals than we are the 30,000 to 50,000 square foot bulk deals.

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay. And then finally, I got on late. I apologize. Did you — did anyone ask, the Richmond Honan portfolio, is that something that you guys would be interested in terms of the land, the location and size?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, you know, Jamie, we don’t comment on speculative acquisitions. And you know what we’re focused on, we are focused primarily on bulk industrial acquisitions, but as I mentioned here just a couple of minutes ago, we’re — we are not opposed to doing some medical office acquisitions. So, I guess — I don’t know their portfolio very well to be honest with you, but I suppose if there are medical office assets in the right markets with a good quality product that it might be something we’re interested in.

Jamie Feldman - BofA Merrill Lynch - Analyst

I guess my question was just more — would you want to own that much more medical office?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, our target is 15% of our overall portfolio, so we probably needed another $500 million to $700 million to get to that when you look at where the overall size of our company today. So we’ve got plenty of room to do some acquisitions in there because today we’re doing about $100 million to $150 million of development there. So we’ve got plenty of room within our strategy to acquire some, and we’ll just see if that happens.

Jamie Feldman - BofA Merrill Lynch - Analyst

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT

Apr 28, 2011 / 07:00PM GMT, DRE - Q1 2011 Duke Realty Corp Earnings Conference Call

Okay, thank you.

Christie Kelly - Duke Realty Corporation - CFO, EVP

Thanks, Jamie.

Operator

Thank you. (Operator Instructions) Mr. Henry, there are no further questions. I’ll turn it back to you for closing remarks.

Randy Henry - Duke Realty Corporation - Asst. VP - IR

Okay. Well, thanks, again, everyone for joining us today. As a reminder, our second quarter analyst call is tentatively scheduled for July 28. That concludes our call. Thanks again.

Operator

Thank you. And ladies and gentlemen, this conference will be available for replay after 5.30 p.m. eastern time today through Thursday, May 5 at midnight. You may access the AT&T teleconference replay system at any time by dialing 320-365-3844 with the access code of 197143. Those numbers again are 320-365-3844, with the access code of 197143. That does conclude your conference for today. Thank you for your participation and for using AT&T executive teleconference. You may now disconnect.

Disclaimer

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2011 Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2011 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.